Exhibit 99.1

Itokk, Inc. (formerly Shadow Marketing Inc.)
(A Development Stage Company)
Pro forma Balance Sheet
--------------------------------------------------------------------------------

                                                                June 30,                   Pro Forma               Combined
                                                                  2009                    Adjustments              Pro Forma
                                                                --------                  -----------              ---------


CURRENT ASSETS
  Cash                                                          $    122         $        --        $    --       $       122

INTELLECTUAL PROPERTY                                                     (a)      2,000,000             --         2,000,000
                                                                --------         -----------        -------       -----------

TOTAL ASSETS                                                    $    122         $ 2,000,000             --       $ 2,000,122
                                                                ========         ===========        =======       ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                      $ 13,150         $        --        $    --       $    13,150
  Due to related party                                            42,859                  --             --            42,859
                                                                --------         -----------        -------       -----------
TOTAL CURRENT LIABILITIES                                         56,009                                 --            56,009
                                                                --------         -----------        -------       -----------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock, $0.001 par value                                   7,445  (a)         30,600  (b)    (4,000)           34,045
  Additional paid-in capital                                      17,055  (a)      1,969,400  (b)     4,000         1,990,455
  Deficit accumulated during the development stage               (80,387)                                --           (80,387)
                                                                --------         -----------        -------       -----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                          (55,887)          2,000,000             --         1,944,113
                                                                --------         -----------        -------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)         $    122         $ 2,000,000        $    --       $ 2,000,122
                                                                ========         ===========        =======       ===========

(a) On October 28, 2009, Itokk, Inc. ("Itokk") issued 30,600,000 shares of its common stock to Packetera Communications Inc. ("Packetera") pursuant to a licensing agreement whereby Itokk acquired an exclusive worldwide 75 year license (valued at $2,000,000) to use, sell, market, distribute and/or sublicense various products and services owned by Packetera.

     In connection with the completion of the licensing agreement, Itokk agreed to split its common stock such that every share of pre-split stock was exchanged for 8.5 post-split shares of common stock.

(b) In October 2009, two officers of Itokk each cancelled 17,000,000 (2,000,000 pre split) shares (34,000,000 shares were cancelled in total).